UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 20, 2019

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2019, JELD-WEN Holding, Inc. (the “Company”), JELD-WEN, Inc., a wholly-owned subsidiary of the Company (“Borrower”), the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent (the “Administrative Agent”), and the lenders party thereto, entered into and closed on Amendment No. 5 (“Amendment No. 5”) to the Term Loan Credit Agreement, dated as of October 15, 2014, by and among the Company, Borrower, the other guarantors party thereto, the Administrative Agent and the lenders party thereto (as previously amended by that certain Amendment No. 1, dated as of July 1, 2015, Amendment No. 2, dated as of November 1, 2016, Amendment No. 3, dated as of March 7, 2017 and Amendment No. 4, dated as of December 14, 2017, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.

Amendment No. 5, among other things, provides for an incremental term loan under the Credit Agreement in an aggregate principal amount of $125,000,000 in the form of additional Term B-4 Loans (the “Additional Term B-4 Loans”) of the same class as the Term B-4 Loans outstanding under the Credit Agreement immediately prior to the effectiveness of Amendment No. 5. The proceeds of the Additional Term B-4 Loans will be used (i) to repay amounts outstanding under the Revolving Credit Agreement, dated as of October 15, 2014, by and among the Company, Borrower, JELD-WEN of Canada Ltd., the other guarantors party thereto, the lenders party thereto, Wells Fargo, National Association, as agent, and the other parties thereto (as amended by Amendment No. 1, dated as of July 1, 2015, Amendment No. 2, dated as of November 1, 2016, Amendment No. 3, dated as of December 14, 2017 and Amendment No. 4, dated as of December 21, 2018), (ii) to pay fees and expenses in connection with Amendment No. 5 and (iii) for general corporate purposes (collectively, the “Transaction”). The purpose of the Transaction is to improve the Company’s overall liquidity while maintaining a consistent net debt leverage ratio.

The foregoing description of Amendment No. 5 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 5. A copy of Amendment No. 5 is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth under Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 5, dated as of September 20, 2019, among JELD-WEN Holding, Inc., JELD-WEN, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data file (formatted as Inline XBRL).

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “expect” and “estimate” and similar expressions are forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans, expectations, assumptions, estimates and projections of our management. Although we believe that these statements are based on reasonable expectations, assumptions, estimates and projections, they are only predictions and involve known and unknown risks, many of which are beyond our control and could cause actual outcomes and results to be materially different from those indicated in such statements.

Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in our Annual Reports on Form 10-K, and our Quarterly Reports on Form 10-Q, both filed with the Securities and Exchange Commission. The forward-looking statements included in this Current Report are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2019		JELD-WEN HOLDING, INC.

	By:	/s/ John Linker
John Linker
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 5, dated as of September 20, 2019, among JELD-WEN Holding, Inc., JELD-WEN, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data file (formatted as Inline XBRL).